EXHIBIT 99.4


                Remarks of Thomas D. Gardner, President Reader's
             Digest International, The Reader's Digest Association,
                      Inc., made to investors and analysts


August 4, 2005

Thank you, Tom, and good morning. This morning I'll take a few minutes to give you an update on Reader's Digest International, as we have just completed the second year of our recovery.

Two years ago, we announced the turnaround strategy for the division, after two consecutive years of profit declines. The goal was to stop the bleeding immediately, and then return the division to consistent and sustainable revenue and profit growth. We said we would accomplish that using a three-part strategy - Restructure, Restore and Invest: to Restructure the division to align costs with the revenue base, to Restore best practices in running our core business more efficiently and effectively, and to Invest in new initiatives that could drive long term revenue and profit growth.

In fiscal '05, we had our second consecutive year of substantial profit improvement, up 34% overall and 20% excluding the positive benefit of foreign exchange. Profits have improved by over 50% over the past two years, from $49 million to $76 million.

Revenues stabilized as well. RDI revenues had also been declining by more than 10 percent per year for the past three years, but in fiscal '05 they were down only 2% not including the beneficial effects of foreign exchange -- and most of that small decline was due to selling Moneywise magazine and licensing our business in Norway.

While restructuring drove our profit growth in fiscal '04, fiscal '05 results were driven by our efforts to "Restore" the business, which means focusing on the fundamentals: developing a very strong publishing program, strong promotion packages, flawless execution, solid customer care and more accurate forecasting. In all of these ways, we demonstrably moved the business forward, and the key metrics tell the story:

- First and foremost, to stabilize our business we had to stabilize the customer base, which had declined by about 8 percent per year for the past three years. I am pleased to report that for the first time in many years, we ended the year with as many customers as we started with. We generated nearly 600,000 more new customers in FY'05 than in FY'04, a terrific result. And while our new countries contributed significantly to that total, even our established countries increased their new customers by 13%.

- Circulation on the magazine is nearly stable worldwide, as is membership in our continuity series, like Select Editions and Illustrated Book Series. On our single sales businesses, our mailing universes are just about stable as well.

- Our single sales publishing program was outstanding. We promoted blockbuster books like the New Reader's Digest World Atlas and Curing Everyday Ailments the Natural Way, each of which sold roughly 200,000 copies in about a dozen different countries worldwide. We sold about 70,000 4-CD sets of ABBA: The Ultimate Collection; over 70,000 Hans Christian Andersen 3-DVD sets; and dozens of other book, music and video products that sold very well in multiple markets.

- We had terrific success launching a new English language learning service, called English in Twenty Minutes a Day, selling over 80,000 sets across 11 countries, and generating $5 million in revenue. We have big plans to expand in this category.

- Customer care has been outstanding. We reduced customer complaints by 6% worldwide, and shortened fulfillment cycle times in a number of key markets, dramatically improving customer payments.

- And finally, forecasting accuracy has improved tremendously. In a business like ours, where virtually all of the costs are incurred before any revenue is collected, forecasting accuracy is crucial.

All of these efforts resulted in solid response rates, strong payments, far more efficient and profitable mailings than in prior years, and a stable customer base. This why restoring the business was THE headline for fiscal '05.

But we also did pretty well on the "investment" part of our strategy. We expected these efforts to begin to pay off substantially in fiscal '06 - but we were wrong. They actually began to pay off almost right away in fiscal '05.

By now you are familiar with our launches of our book business in Romania, Croatia, Slovenia and Ukraine at the end of fiscal '04 and the beginning of fiscal '05. We sold over 1.1 million books and music packages in these markets, and collectively they generated significant profit.


These were our first new country launches in 8 years, and it is clear based on these results that we are at the dawn of another era of geographic expansion, which has been Reader's Digest's most reliable growth strategy over our 83 year history. Our business model and formula has proven to work in many different geographies, markets and cultures. We saw a golden opportunity in these new-era launches, and thus far we have achieved a string of successes.

Fiscal `06

So, it was a great year in fiscal '05, and now we begin fiscal
'06. We feel very good about our plans and our prospects for the coming year, and let me explain why.

- Having stabilized the customer base in fiscal '05, we expect to see growth in customers in fiscal '06. This is driven not only by our new countries, but strong efforts at new customer acquisition in a number of our established countries. The most reliable predictor of revenue growth is increasing the number of customers.

- Our product testing in fiscal '05 was outstanding. We actually have a stronger publishing program in '06 than '05, led by the international rollout of the blockbuster
        Extraordinary Uses for Ordinary Things.

- We will also expand our English As a Foreign Language business, rolling out English in Twenty Minutes a Day to 7 new markets, and also launching a next phase of the product.

-       Similarly, our promotion testing in fiscal '05 was also
        exceptional.   Testing has improved dramatically, and this
        in turn has led to stronger packages in fiscal `06, featuring new formats rather than having to use old formats a second, third or fourth time.

- Stronger products and promotions means better response rates, more efficient mailings, and higher campaign profits.

- Our four new countries, Romania, Croatia, Slovenia and Ukraine should be substantially more profitable in fiscal '06. Our customers are increasing in these markets rapidly, and we are introducing new product lines. Next year we will launch Reader's Digest magazine in Romania, Croatia and Slovenia.

- And we have just completed testing in five new countries in the 4th quarter of fiscal '05. We were remarkably successful in all five, achieving excellent response rates, and we expect to launch in each - Lithuania, Bulgaria, Kazakhstan, Bosnia and Serbia. We also expect to test in 3-5 more new countries during fiscal '06.

- Asia is also a growth area. Our magazine in India continues to grow rapidly, and we have an alliance with International Masters Publishing to launch their card & binder continuity products in several Asia markets. This tested successfully last year and will launch in fiscal '06.

- Some of our established markets will continue their margin recoveries, notably France, Brazil and Argentina.

- We continue to focus on costs. A number of new contracts are in place across manufacturing, paper, postal, fulfillment and customer service that will lower our costs of good sold on a unit basis. And we continue to push our efforts to "harmonize" our business across geographies, particularly our back office operations but also increasingly our product and promotion flow.

-       And just as important are some of the things we are NOT doing
        - not committing old sins. We have cut back on customer mailing intensity over the past few years, and we are NOT increasing mailing frequency levels. And we are NOT cutting back on our customer investments. Instead, we continue to invest to build our customer base, through a greater variety of channels than ever.

All of this translates into a healthy business with good potential for sustained growth. We are on track with the goals I announced when I joined the division about 2 1/2 years ago. We believe we have a revenue level we can sustain and grow. We have improved both our contributing and operating profit margins. And, through careful, disciplined management of our core business, and the impact of our successful new business program, we think we can sustain profitable growth for years to come.

In short, things are much better in the International division and we are looking forward with confidence. Thank you, and now I will turn it over to Mike Geltzeiler.